UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2025

Integral Acquisition Corporation 1

(Exact name of registrant as specified in its charter)

Delaware	001-41006	86-2148394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 23rd Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 209-6132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 1.02 of this Current Report on Form 8-K with respect to the Mutual Termination Consent (as defined below) is incorporated by reference herein and made a part hereof.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on October 19, 2023, Integral Acquisition Corporation 1, a Delaware corporation (the “Company”), entered into a Business Combination Agreement, as amended on July 2, 2024, October 1, 2024 and April 15, 2025 (the “Business Combination Agreement”), with Flybondi Holdings plc, a public limited company incorporated under the laws of England and Wales, Gaucho MS, Inc., a Delaware corporation, Flybondi Limited, a private limited company incorporated under the laws of England and Wales (“Flybondi”) and certain holders of Flybondi’s outstanding shares that executed or joined the Business Combination Agreement.

On June 4, 2025, the Company and Flybondi entered into a mutual written consent (the “Mutual Termination Consent”), pursuant to which the Company and Flybondi mutually agreed to terminate the Business Combination Agreement pursuant to Section 13.1(a) thereof and to abandon the transactions contemplated thereby.

The foregoing description of the Mutual Termination Consent does not purport to be complete and is qualified in its entirety by reference to the text of the Mutual Termination Consent, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein and made a part hereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, each of Lynne Thornton, Niraj Javeri and Stuart Hutton resigned as a director of the board of directors (the “Board”) of the Company and as a member of committees of the Board, effective immediately. Also on June 5, 2025, each of Conrad Yiu, Matthew Clunies-Ross and Luke Fay resigned as a Board observer, effective immediately. Further, on June 5, 2025, Oliver Matlock resigned as the Chief Financial Officer of the Company, effective immediately. Enrique Klix will assume the role of Chief Financial Officer of the Company. The resignations of Mrs. Thornton, Mr. Javeri, Mr. Hutton, Mr. Yiu, Mr. Clunies-Ross, Mr. Fay and Mr. Matlock did not result from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

As previously disclosed, the Company held a special meeting of stockholders in lieu of an annual meeting of stockholders on October 31, 2024 (the “Meeting”). As a result of the redemptions in connection with the Meeting, the Company was required to file a tax return and remit payment for 2024 excise tax liabilities on or before April 30, 2025. As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 19, 2025, the Company’s excise tax liability was $95,388 as of December 31, 2024. On April 30, 2025, the Company filed its 2024 excise tax return. On June 4, 2025, the Company paid $97,300 in connection with the 2024 excise tax, including penalties and interest.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Mutual Termination Consent, dated as of June 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Integral Acquisition Corporation 1

By:	/s/ Enrique Klix
Name:	Enrique Klix
Title:	Chief Executive Officer and Chief Financial Officer

Dated: June 5, 2025